UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

ROCHESTER MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-18933	41-1613227
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Rochester Medical Drive, Stewartville, MN 55976

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (507) 533-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)   On December 12, 2012, the Compensation Committee of the Board of Directors of Rochester Medical Corporation (the “Company”), approved a cash bonus management incentive plan for the fiscal year ending September 30, 2013 (the “Plan”).   The Company’s executive management personnel will be entitled to earn bonus incentive compensation under the Plan based upon the Company’s financial performance in fiscal 2013, including the achievement of sales and operating income objectives.  Such measures are deemed by the Board of Directors to be important measures of, among other things, the Company’s ability to generate value for shareholders.  Minimum, target and maximum payout levels are set based upon the extent to which the specified performance measures are attained.  A copy of the Plan is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Fiscal 2013 Management Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 18, 2012

ROCHESTER MEDICAL CORPORATION

	By:	/s/ David A. Jonas
David A. Jonas
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fiscal 2013 Management Incentive Plan